UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2016

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2016, CytoDyn Inc., a Delaware corporation (the “Company”) entered into an amendment (the “Amendment”) to its existing Consulting Agreement with Denis R. Burger, Ph.D., dated February 21, 2014, as previously amended November 3, 2014 (the “Consulting Agreement”).

The Amendment names Dr. Burger, who is currently a member of the Board of Directors, to the non-executive position of Chief Science Officer and increases Dr. Burger’s advisory responsibilities in that capacity. The Amendment also increases the compensation payable to Dr. Burger under the Consulting Agreement to $20,000 in cash per month, which is in addition to any fees that Dr. Burger currently earns as a director. The Amendment was approved by the Audit Committee of the Board of Directors.

A copy of the Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Between December 29, 2015 and January 22, 2016, the Company issued in private placements to accredited investors an aggregate of 4,832,321 shares of its common stock, par value $0.001 per share (the “Common Stock”), together with warrants to purchase an aggregate of 2,416,151 shares of Common Stock at an exercise price of $0.75 per share, for aggregate gross proceeds to the Company of approximately $3.6 million. The Company also became obligated to issue warrants to purchase an aggregate of 519,002 shares of Common Stock, along with a cash payment of approximately $0.4 million, as a fee to the placement agent in certain of the transactions. All of the foregoing warrants have a five-year term, running from their respective dates of issuance, and are immediately exercisable. The Company relied on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the foregoing transactions.

In addition, on December 21, 2015 and January 4, 2016, the Company issued to certain third-party consultants warrants to purchase an aggregate of 290,000 shares of Common Stock, as consideration for services provided to the Company. One warrant covering 50,000 shares has an exercise price of $0.81 per share and a 10-year term, vesting in two equal semi-annual installments beginning on May 21, 2016. The other warrant covering 240,000 shares has an exercise price of $0.92 per share and a 10-year term, vesting in four equal quarterly installments commencing on January 4, 2016. The Company relied on the exemption provided by Section 4(a)(2) of the Securities Act in connection with the foregoing transactions.

After giving effect to all of the foregoing transactions, the number of shares of Common Stock outstanding as of January 22, 2016 was 102,938,421.

Item 8.01	Other Events.

On January 20, 2016, the Company issued a press release announcing the Amendment to the Consulting Agreement with Dr. Burger. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment No. 2 to Consulting Agreement, dated January 19, 2016, between CytoDyn Inc. and Denis R. Burger, Ph.D.

99.1	Press Release dated January 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

January 22, 2016	By:	/s/ Michael D. Mulholland
	Name:	Michael D. Mulholland
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Consulting Agreement, dated January 19, 2016, between CytoDyn Inc. and Denis R. Burger, Ph.D.

99.1	Press Release dated January 20, 2016.